As filed with the Securities and Exchange Commission on March 29, 2010
Registration Statement No. 333-158542
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVERNESS MEDICAL INNOVATIONS, INC.
See Table of Additional Registrants Below
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3565120 (I.R.S. Employer Identification Number)
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ron Zwanziger
Chairman, Chief Executive Officer and President
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John D. Patterson, Jr., Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210 (617) 832-1000	Jay McNamara, Esq. Senior Counsel, Corporate & Finance Inverness Medical Innovations, Inc. 51 Sawyer Road, Suite 200 Waltham, Massachusetts 02453 (781) 647-3900

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered	Offering Price per Unit	Price	Registration Fee
Common Stock	$(1)	$(1)	$(1)	$(1)
Preferred Stock
Warrants
Stock Purchase Contracts
Depositary Shares(2)
Debt Securities
Guarantees of Debt Securities(3)
Units(4)

(1)	The amount to be registered consists of an unspecified amount of the securities of each identified class as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Inverness Medical Innovations, Inc. is deferring payment of the registration fee.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3)	Guarantees of the debt securities may be issued by subsidiaries of Inverness Medical Innovations, Inc. that are listed below under the caption Table of Additional Registrants. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

TABLE OF ADDITIONAL REGISTRANTS

Some or all of the following direct and indirect wholly owned domestic subsidiaries of Inverness Medical Innovations, Inc. may guarantee the debt securities issued pursuant to this registration statement. The address, including zip code, and telephone number, including area code, of each of the co-registrants is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, (781) 647-3900.

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Registrant	Incorporation or	Identification
as Specified in its Charter	Organization	Number

Alere Health, LLC	Delaware	26-2564744
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Health Improvement Company	Delaware	23-2776413
Alere Health Systems, Inc.	Delaware	22-3493126
Alere Medical, Inc.	California	94-3238845
Alere NewCo, Inc.	Delaware	27-2104833
Alere NewCo II, Inc.	Delaware	27-2104868
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
Applied Biotech, Inc.	California	33-0447325
Binax, Inc.	Delaware	20-2507302
Biosite Incorporated	Delaware	33-0288606
Cholestech Corporation	Delaware	94-3065493
First Check Diagnostics Corp.	Delaware	20-8329751
First Check Ecom, Inc.	Massachusetts	33-1026518
Free & Clear, Inc.	Delaware	20-0231080
GeneCare Medical Genetics Center, Inc.	North Carolina	56-1348485
Hemosense, Inc.	Delaware	77-0452938
IM US Holdings, LLC	Delaware	26-0349667
Innovacon, Inc.	Delaware	20-1100264
Innovative Mobility, LLC	Florida	20-0351538
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical, LLC	Delaware	26-0392649
Inverness Medical — Biostar Inc.	Delaware	91-1929582
Inverness Medical Innovations North America, Inc.	Delaware	26-1444559
Inverness Medical International Holding Corp.	Delaware	20-0963463
Ischemia Technologies, Inc.	Delaware	84-1489537
IVC Industries, Inc.	Delaware	22-1567481
Kroll Laboratory Specialists, Inc.	Louisiana	72-0846066
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Matria of New York, Inc.	New York	58-1873062
Matritech, Inc.	Delaware	26-1436477
New Binax, Inc.	Delaware	36-4668096
New Biosite Incorporated	Delaware	27-2104785
Ostex International, Inc.	Washington	91-1450247
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RMD Networks, Inc.	Delaware	84-1581993
RTL Holdings, Inc.	Delaware	20-4371685
Scientific Testing Laboratories, Inc.	Virginia	54-1624514
Selfcare Technology, Inc.	Delaware	04-3383533
Tapestry Medical, Inc.	Delaware	20-0391730
Wampole Laboratories, LLC	Delaware	37-1485678
ZyCare, Inc.	North Carolina	56-1398496

EXPLANATORY NOTE

This registration statement is a post-effective amendment to the registration statement on Form S-3 (File No. 333-158542) initially filed by Inverness Medical Innovations, Inc. and the co-registrants set forth therein on April 10, 2009, as amended by a post-effective amendment filed on August 4, 2009 (as so amended, the “Registration Statement”). This post-effective amendment includes as co-registrants the following direct or indirect subsidiaries of Inverness Medical Innovations, Inc. that were formed or acquired after August 4, 2009, and that may guarantee debt securities that may be issued pursuant to the Registration Statement: Alere NewCo, Inc., Alere NewCo II, Inc., Free & Clear, Inc., Kroll Laboratory Specialists, Inc., Laboratory Specialists of America, Inc., New Binax, Inc., New Biosite Incorporated, RMD Networks, Inc., Scientific Testing Laboratories, Inc., Tapestry, Inc. and ZyCare, Inc. This post-effective amendment contains an updated base prospectus to be used by the registrants in connection with offerings of the securities covered by the Registration Statement. This post-effective amendment also reflects (i) the removal from the Registration Statement of Alere CDM LLC (which was merged into co-registrant Alere Health Improvement Company), Advantage Diagnostics Corporation (which was merged into co-registrant Matritech, Inc.); Innovations Research, LLC (which was merged into co-registrant Matritech, Inc.); and Inverness Medical International Holding Corp. (which was merged with and into Inverness Medical International Holding Corp. II; following the merger, Inverness Medical International Holding Corp. II was renamed Inverness Medical International Holding Corp.) as co-registrants, and (ii) the name change of the co-registrant Alere LLC to Alere Health, LLC.

Prospectus

Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Depositary Shares
Debt Securities
Subsidiary Guarantees of Debt Securities
Units

This prospectus provides you with a general description of securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “IMA.” On March 25, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $40.17.

Investing in our securities involves various risks.  In our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2010.

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed a registration statement with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page 4 of this prospectus. You should also carefully consider the various risk factors incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Inverness Medical Innovations, Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

ABOUT INVERNESS MEDICAL INNOVATIONS, INC.

Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life at home by developing new capabilities in near-patient diagnosis, monitoring and health management. Our global leading products and services, as well as our new product development efforts, focus on cardiology, women’s health, infectious disease, oncology and drugs of abuse. Our business is organized into three major reportable segments: professional diagnostics, health management and consumer diagnostics. Through our professional diagnostics segment, we develop, manufacture and market an extensive array of innovative rapid diagnostic test products and other in vitro diagnostic tests to medical professionals and laboratories for detection of infectious diseases, cardiac conditions, drugs of abuse and pregnancy. Our health management segment provides comprehensive, integrated programs and services focused on wellness, disease and condition management, productivity enhancement and informatics, all designed to reduce health-related costs and enhance the health and quality of life of the individuals we serve. Our consumer diagnostic segment consists primarily of manufacturing operations related to our role as the exclusive manufacturer of products for SPD

Swiss Precision Diagnostics, or Swiss Precision, our 50/50 joint venture with The Procter & Gamble Company. Swiss Precision holds a leadership position in the worldwide over-the-counter pregnancy and fertility/ovulation test market. We have grown our businesses by leveraging our strong intellectual property portfolio and making selected strategic acquisitions. Our products are sold in approximately 150 countries through our direct sales force and an extensive network of independent global distributors.

Inverness Medical Innovations, Inc. is a Delaware corporation. Our principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and our telephone number is (781) 647-3900. Our website is www.invernessmedical.com. The information found on our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RELATED MATTERS

The following table presents our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for the periods indicated. For this purpose, “earnings” consist of pre-tax income before adjustment for income from equity investees plus fixed charges (excluding capitalized interest). “Fixed charges” consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense. “Preference dividends” equal the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities. For the years ended December 31, 2005, 2006, 2007 and 2008, our earnings were insufficient to fully cover our fixed charges or our combined fixed charges and preference dividends. The amount of the coverage deficiency in such periods was $11.3 million, $8.2 million, $248.4 million and $37.0 million, respectively, in the case of our fixed charges and $11.3 million, $8.2 million, $248.4 million and $37.0 million, respectively, in the case of our combined fixed charges and preference dividends.

	Year Ended December 31,
	2005		2006		2007	2008		2009

Ratio of earnings to fixed charges	0.5	x	0.7	x	—	0.7	x	1.4	x
Ratio of earnings to combined fixed charges and preference dividends	0.5	x	0.7	x	—	0.5	x	1.0	x

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. There may be events in the future that we are unable to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those we discuss in this prospectus. These differences may be the result of various factors, including those factors identified from time to time in our periodic filings with the SEC or in a prospectus supplement. Some important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements are as follows:

•	our inability to predict the effects of the current national and worldwide financial and economic crisis, including disruptions in the capital and credit markets, and potential legislative and regulatory responses to the crisis;

•	our inability to predict the effects of anticipated United States national healthcare reform legislation and similar initiatives in other countries;

•	economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates, and the potential effect of such fluctuations on revenues, expenses and resulting margins;

•	competitive factors, including technological advances achieved and patents obtained by competitors and general competition;

•	domestic and foreign healthcare changes resulting in pricing pressures, including the continued consolidation among healthcare providers, trends toward managed care and healthcare cost containment and laws and regulations relating to sales and promotion, reimbursement and pricing generally;

•	laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and environmental protection;

•	manufacturing interruptions, delays or capacity constraints or lack of availability of alternative sources for components for our products, including our ability to successfully maintain relationships with suppliers, or to put in place alternative suppliers on terms that are acceptable to us;

•	difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals or clearances in the United States and abroad and the possibility of encountering infringement claims with respect to patent or other intellectual property rights, which can preclude or delay commercialization of a product;

•	significant litigation adverse to us including product liability claims, patent infringement claims and antitrust claims;

•	product efficacy or safety concerns resulting in product recalls or declining sales;

•	the impact of business combinations and organizational restructurings consistent with evolving business strategies;

•	our ability to satisfy the financial covenants and other conditions contained in the agreements governing our indebtedness;

•	our ability to effectively manage the integration of our acquisitions into our operations;

•	our ability to obtain required financing on terms that are acceptable to us; and

•	the issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC.

The foregoing list provides many, but not all, of the factors that could impact our ability to achieve the results described in any forward-looking statement. Readers should not place undue reliance on our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described above and elsewhere in this prospectus could seriously harm our business, prospects, operating results and financial condition. We do not undertake any obligation to update any forward-looking statement as a result of future events or developments.

HOW WE INTEND TO USE THE PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

•	the repayment of debt;

•	the repurchase of our capital stock;

•	the financing of potential acquisitions and investments;

•	working capital; and

•	other purposes described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as described in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

Please note that in the sections entitled “Description of Common Stock We May Offer,” “Description of Preferred Stock We May Offer,” “Description of Warrants We May Offer,” “Description of Stock Purchase Contracts We May Offer,” “Description of Depositary Shares We May Offer,” “Description of Debt Securities and Subsidiary Guarantees We May Offer,” and “Description of Units We May Offer,” references to “we,” “our” and “us” refer only to Inverness Medical Innovations, Inc. and not to any of its consolidated subsidiaries.

The following summary description of our common stock is based on the provisions of our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, and amended and restated by-laws, which we refer to as our by-laws, and the applicable provisions of the Delaware General Corporation Law, which we refer to as the DGCL. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL. For information on how to obtain copies of our certificate of incorporation and by-laws, see “Where You Can Find More Information.”

We may offer common stock. We may also offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 2,300,000 shares have been designated as Series B Convertible Perpetual Preferred Stock, or Series B preferred stock. As of March 25, 2010, we had 83,978,730 shares of common stock and 1,984,239 shares of Series B preferred stock issued and outstanding.

Common Stock

Voting Rights.  The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends.  Holders of common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. We may pay dividends consisting of shares of common stock to holders of shares of common stock.

Other Rights.  Upon the liquidation, dissolution or winding up of our company, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock, subject to the preferential rights of any preferred stock then outstanding. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

Our certificate of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a shareholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. Our board of directors has designated 2,300,000 shares of preferred stock as Series B preferred stock.

Indemnification Matters

Our certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. This provision does not alter a director’s liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our by-laws provide that directors and officers shall be, and in the discretion of our board of directors, non-officer employees may be, indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for us or on our behalf. Our by-laws also provide for the advancement of expenses to directors and, in the discretion of our board of directors, officers and non-officer employees. In addition, our by-laws provide that the right of directors and officers to indemnification shall be a contractual right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. We also have directors’ and officers’ insurance against certain liabilities. We believe that the limitation of liability and indemnification provisions of our certificate of incorporation and by-laws and directors’ and officers’ insurance will assist us in attracting and retaining qualified individuals to serve as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to our directors or officers, or persons controlling our company as described above, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Certificate of Incorporation and By-laws That May Have Anti-Takeover Effects

Certain provisions of our certificate of incorporation and by-laws described below, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that stockholders may believe to be in their best interests.

These provisions also could have the effect of discouraging open market purchases of our common stock because these provisions may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Classified Board of Directors.  Our board of directors is divided into three classes serving staggered three-year terms, with one-third of the board being elected each year. Our classified board, together with certain other provisions of our certificate of incorporation authorizing the board of directors to fill vacant directorships or increase the size of the board, may prevent a stockholder from removing, or delay the removal of, incumbent directors and simultaneously gaining control of the board of directors by filling vacancies created by such removal with its own nominees.

Director Vacancies and Removal.  Our certificate of incorporation provides that the affirmative vote of a majority of the remaining directors is necessary to fill vacancies in our board of directors, except for any directorship that is to be filled exclusively by holders of preferred stock. Our certificate of incorporation provides that directors, other than those elected exclusively by the holders of preferred stock, may be removed from office only with cause and only by the affirmative vote of holders of at least seventy-five percent of the shares then entitled to vote in an election of directors.

No Common Stockholder Action by Written Consent.  Our certificate of incorporation provides that any action required or permitted to be taken by the holders of our common stock at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders.

Special Meetings of Stockholders.  Our certificate of incorporation and by-laws provide that only our board of directors may call a special meeting of stockholders. Our by-laws provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals.  Our by-laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders. A stockholder’s notice of a director nomination or proposal will be timely if delivered to our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Amendment of the Certificate of Incorporation.  As required by Delaware law, any amendment to our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law, thereafter approved by a majority of the outstanding shares entitled to vote with respect to such amendment, except that any amendment to the provisions relating to common stockholder action by written consent, directors (other than those provisions contained in any certificate of designation relating to preferred stock), limitation of liability and the amendment of our certificate of incorporation must be approved by not less than seventy-five percent of the outstanding shares entitled to vote with respect to such amendment.

Amendment of By-laws.  Our certificate of incorporation and by-laws provide that our by-laws may be amended or repealed by our board of directors or by the stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of at least seventy-five percent of the shares present in person or represented by proxy at an annual meeting of stockholders or a special meeting called for such purpose unless our board of directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal only requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Statutory Business Combination Provision

We are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from completing a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years after the date such person became an “interested stockholder” unless:

•	before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	upon the closing of the transaction that resulted in the interested stockholder becoming such, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation’s outstanding voting stock.

The term “business combination” includes mergers, consolidations, asset sales involving 10% or more of a corporation’s assets and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of at least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our by-laws contain any such exclusion.

Trading on the New York Stock Exchange

Our common stock is listed on the New York Stock Exchange under the symbol “IMA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section outlines some of the provisions of the preferred stock we may offer. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to our certificate of incorporation, by-laws and the applicable provisions of the DGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our certificate of incorporation (as amended and in effect as of the date of such issuance) and by the certificate of amendment related to that series. We will file the certificate of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

Our certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series. We have designated 2,300,000 shares of preferred stock as Series B preferred stock, of which 1,984,239 shares were outstanding as of March 25, 2010.

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights of warrant holders, and any warrant certificates. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our common stock, preferred stock, depositary shares, debt securities or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with common stock, preferred stock, depositary shares, debt securities or units, and may be attached to or separate from those securities.

Agreements

Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank, trust company or other institution that we select as agent with respect to such series. The warrant agent will act as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under warrant agreements will not have the protections of the Trust Indenture Act with respect to their warrants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•	the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•	the amount of warrants then outstanding;

•	material U.S. federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent.  We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent.  We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant;

•	shortens the time period during which any such warrant may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•	otherwise adversely affects the exercise rights of warrant holders in any material respect;

may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security or property or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank, trust company or other institution acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion to its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

No depositary agreement will be qualified as an indenture, and no depositary will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of depositary shares issued under depositary agreements will not have the protections of the Trust Indenture Act with respect to their depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from the sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of common stock or another series of preferred stock; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF DEBT SECURITIES AND SUBSIDIARY GUARANTEES WE MAY OFFER

This section outlines some of the provisions of the debt securities and any related subsidiary guarantees we may issue and the indenture and supplemental indentures pursuant to which they may be issued. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of indenture and the applicable supplemental indenture with respect to the debt securities of any particular series and any related subsidiary guarantees. The specific terms of any series of debt securities and any related subsidiary guarantees will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of debt securities and any related subsidiary guarantees may differ from the general description of terms presented below.

We may issue secured or unsecured debt securities. Our debt securities and any related subsidiary guarantees will be issued under an indenture to be entered into between us and a trustee to be designated by us, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our debt securities may be convertible into our common stock or other of our securities.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities and any related subsidiary guarantees will be the direct, unsecured obligations of the issuers thereof and will rank equally with all of the issuers’ other unsecured and unsubordinated indebtedness. The holders of our debt securities will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries, except to the extent our subsidiaries guarantee our obligations under that series of debt securities.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally, by some or all of our direct and indirect wholly owned domestic subsidiaries. The obligations of each subsidiary guarantor, if any, under its guarantee, if any, will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

In the event that any series of debt securities and any related subsidiary guarantees will be subordinated to other indebtedness that we or our subsidiary guarantors have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to such debt securities and related subsidiary guarantees.

We have described select portions of the indenture below. This description may not contain all of the information that is important to you. The form of indenture has been included as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.

General

The terms of each series of debt securities and any related subsidiary guarantees will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. (Section 2.02)

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. When we offer a particular series of debt securities, we will identify the title of the debt securities, the trustee or trustees (to which we refer in this description collectively as the trustee), any subsidiary guarantors and the aggregate principal amount of the debt securities we are offering, and we will describe the following terms of the debt securities, if applicable:

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine the rate or rates (including any rate or rates determined by reference to any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•	the terms and conditions on which we may redeem the debt securities;

•	any obligations we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the date or dates on which or period or periods within which, the price or prices at which and the other detailed terms and provisions upon which the debt securities will be redeemed or purchased pursuant to such obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be issued as bearer or fully registered securities and, if they are to be issued as fully registered securities, whether they will be in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon acceleration or declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the terms, if any, of subordination of the debt securities;

•	the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities by any of our subsidiaries (including the identity of any guarantor), whether any such guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

•	any provisions relating to any security provided for the debt securities or any subsidiary guarantees (including any security to be provided by any subsidiary guarantor);

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any provisions relating to conversion of any debt securities into equity interests, including the conversion price and the conversion period, whether conversion will be mandatory, at the option of the holders of the debt securities or at our option, events requiring an adjustment of the conversion price, and provisions affecting conversion if the debt securities are redeemed;

•	any exchange features of the debt securities;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•	any addition to or change in the provisions relating to satisfaction and discharge of the indenture described in this prospectus with respect to the debt securities, or in the provisions relating to legal defeasance or covenant defeasance under the indenture described in this prospectus with respect to the debt securities;

•	any addition to or change in the provisions relating to modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any other terms or provisions of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any registrars, paying agents, service agents, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.02)

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any series of debt securities in the applicable prospectus supplement.

The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

One or more series of debt securities may be sold at a discount to their stated principal amount or may bear no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

When we determine to issue debt securities, we will instruct the trustee to authenticate for issuance such debt securities in a principal amount that we will provide in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. Our instructions may authorize the trustee to authenticate and deliver such debt securities upon our oral instructions or the oral instructions of our authorized agent or agents. (Section 2.03)

Transfer and Exchange

We expect most debt securities to be issued in denominations of $1,000 and integral multiples thereof. Each debt security will be represented by either one or more global securities deposited with and registered in the name of a depositary to be designated by us in the applicable prospectus supplement, or a nominee (we refer to any debt security represented by a global security as a “book-entry debt security”), or by a certificate issued in definitive registered or bearer form (we refer to any fully registered debt security represented by a certificate as a “registered certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange registered certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of registered certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.07)

You may effect the transfer of registered certificated debt securities, and the right to receive the principal of and interest on those registered certificated debt securities, only by surrendering the certificate representing those registered certificated debt securities and the issuance by us or the trustee of a certificate to the new holder. (Section 2.07)

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued to the depositary in registered certificated form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. (Section 2.14)

No Protection in the Event of a Change of Control or a Highly Leveraged Transaction

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to the particular debt securities being issued.

Subordination

Debt securities of a series, and any related subsidiary guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as will be defined in the applicable prospectus supplement) to the extent set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, lease, transfer, convey, or otherwise dispose of or assign all or substantially all of our properties and assets to, any entity or enter into a plan of liquidation unless:

•	we are the resulting or surviving corporation in such consolidation or merger or the successor entity in the transaction (if other than us) (or, in the case of a plan of liquidation, any entity to which our properties or assets are transferred), is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by supplemental indenture, our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us or any of our other subsidiaries. (Section 5.01)

Events of Default

An “event of default” means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 consecutive days;

•	default in the payment of principal of any debt security of that series when and as due and payable;

•	default on any obligation to deposit any sinking fund payment when and due and payable in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization with respect to us; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.01)

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute a default under certain of our other indebtedness outstanding from time to time, as may be provided in the terms governing that other indebtedness.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. (Section 6.02)

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on the acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived (and certain other conditions have been satisfied) as provided in the indenture. (Section 6.02) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives reasonable security or indemnity satisfactory to it against any cost, expense or liability. (Section 7.02(f)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities for any remedy under the indenture, unless the trustee for such debt securities:

•	has failed to act for a period of 60 days after receiving notice of a continuing event of default with respect to such debt securities from such holder and a request to act by holders of not less than 25% in principal amount of the outstanding debt securities of that series;

•	has been offered indemnity satisfactory to it in its reasonable judgment; and

•	has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.06)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.07)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. (Section 4.04) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of the principal of or interest on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.05)

Modification and Waiver

Generally, we may amend the indenture with the consent of, and our compliance with provisions of the indenture may be waived by, the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or waiver. However, we may not make any amendment without the consent of, and our compliance with provisions of the indenture requires the waiver of, each holder of the affected debt securities if that amendment or waiver would:

•	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a redemption payment, or change any of the other redemption provisions, with respect to any debt security, except as specifically set forth in the applicable resolution of our board of directors, the officers’ certificate or the supplemental indenture establishing the terms and conditions of such debt securities;

•	make the principal of or interest on any debt security payable in a currency other than that stated in the debt security;

•	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment, and certain waivers or amendments;

•	if the debt securities of that series are entitled to the benefit of any guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders; or

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver. (Section 9.02)

In addition, the indenture permits us and the trustee to make certain routine amendments to the indenture without the consent of any holder of debt securities. (Section 9.01)

Discharge

Our obligations under the indenture will be discharged as to a series of debt securities when all of the debt securities of that series have been delivered to the trustee for cancellation or, alternatively, when the following conditions are met:

•	all of the debt securities of that series that have not been delivered for cancellation have become due and payable, whether by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year;

•	we have deposited with the trustee in trust for the benefit of the holders of such debt securities funds in an amount sufficient to pay all of our indebtedness owing on such debt securities;

•	we or any guarantor of such debt securities have paid all other amounts due and payable by us under the indenture; and

•	we have instructed the trustee to apply the deposited money toward the payment of such debt securities at maturity or on the date of redemption, as the case may be. (Section 8.01)

Legal Defeasance and Covenant Defeasance

The indenture provides that, upon the satisfaction of certain conditions specified in the indenture:

•	we and each guarantor, if any, may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (we refer to this below as “legal defeasance”); or

•	we and each guarantor, if any, may omit to comply with the covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default with respect to the debt securities of that series (we refer to this below as “covenant defeasance”). (Section 8.02)

The conditions to the legal defeasance or covenant defeasance of a series of debt securities as described above include:

•	depositing with the trustee money and/or non-callable obligations guaranteed by the U.S. government (which we refer to below as “U.S. government obligations”) that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	in the case of legal defeasance, delivering to the trustee an opinion of counsel confirming that we have received an Internal Revenue Service tax ruling or that there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been in the case if the deposit and related legal defeasance had not occurred;

•	in the case of covenant defeasance, delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred;

•	there being no continuing default with respect to the debt securities of that series on the date of deposit of the money and/or U.S. government obligations referred to above (other than a default resulting from the borrowing of funds to be applied to that deposit);

•	the defeasance not resulting in a breach or violation of, or default under, any of our or our subsidiaries’ material agreements (other than any such default resulting solely from the borrowing of funds to be applied to the deposit referred to above and the grant of any lien on that deposit in favor of the trustee and/or the holders of the debt securities of that series); and

•	delivering to the trustee a certificate stating that the deposit was not made with the intent of preferring the holders of the debt securities of that series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors. (Section 8.03)

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (Section 7.01)

The indenture and provisions of the Trust Indenture Act that are incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (Section 7.10)

Governing Law

The indenture, the debt securities and any subsidiary guarantees will be governed by and construed in accordance with the internal laws of the State of New York. (Section 10.08)

DESCRIPTION OF UNITS WE MAY OFFER

This section outlines some of the provisions of the units and the unit agreements. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of common stock, shares of preferred stock, warrants, stock purchase contracts, debt securities, subsidiary guarantees of debt securities and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or for specified periods.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock We May Offer,” “Description of Preferred Stock We May Offer,” “Description of Warrants We May Offer,” “Description of Stock Purchase Contracts We May Offer” and “Description of Debt Securities and Subsidiary Guarantees We May Offer” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank, trust company or other institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent.  We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent.  We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act.  No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•	The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

•	Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

HOW WE PLAN TO OFFER AND SELL THE SECURITIES

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities; and

•	describe any other material terms of the offering, including any over-allotment option.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock and the Series B preferred stock, which are listed on the New York Stock Exchange. Common stock and Series B preferred stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to the New York Stock Exchange’s approval of the listing of the additional shares. We may elect to list other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution from us with respect to such liabilities.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on March 4, 2010;

•	Our current report on Form 8-K dated February 10, 2010, filed with the SEC on February 10, 2010;

•	Our current report on Form 8-K dated February 13, 2010, filed with the SEC on February 19, 2010;

•	Our current report on Form 8-K dated March 2, 2010, filed with the SEC on March 2, 2010;

•	Our current report on Form 8-K dated March 4, 2010, filed with the SEC on March 4, 2010;

•	Our current report on Form 8-K dated March 22, 2010, filed with the SEC on March 22, 2010;

•	Our definitive proxy statement filed with the SEC on April 30, 2009, including additional materials filed with the SEC on May 6, 2009;

•	the description of our common stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description; and

•	the description of our Series B convertible perpetual preferred stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description.

The following historical audited financial statements of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. filed as Exhibit 99.3 to our current report on Form 8-K/A dated April 30, 2009, filed with the SEC on July 1, 2009, are hereby incorporated by reference:

•	Report of independent registered public accounting firm dated May 19, 2009;

•	Combined statements of assets acquired and liabilities assumed as of December 31, 2008 and 2007;

•	Combined statements of revenue and direct expenses for the years ended December 31, 2008 and 2007; and

•	Notes to combined statements of assets acquired and liabilities assumed.

The following historical unaudited financial statements of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. filed as Exhibit 99.2 to our current report on Form 8-K dated August 4, 2009, filed with the SEC on August 4, 2009, are hereby incorporated by reference:

•	Combined statements of assets acquired and liabilities assumed as of March 31, 2009 and December 31, 2008;

•	Combined statements of revenue and direct expenses for the three months ended March 31, 2009 and 2008; and

•	Notes to combined statements of assets acquired and liabilities assumed.

The following historical audited financial statements of Biosite included in Biosite’s annual report on Form 10-K filed on February 26, 2007 are hereby incorporated by reference:

•	Report of independent registered public accounting firm dated February 23, 2007;

•	Consolidated balance sheets as of December 31, 2006;

•	Consolidated statements of income for the year ended December 31, 2006;

•	Consolidated statements of stockholders’ equity for the year ended December 31, 2006;

•	Consolidated statements of cash flows for the year ended December 31, 2006; and

•	Notes to consolidated financial statements.

The following historical unaudited financial statements of Biosite included in Biosite’s quarterly report on Form 10-Q filed with the SEC on May 9, 2007 are hereby incorporated by reference:

•	Condensed consolidated balance sheets as of March 31, 2007 and December 31, 2006;

•	Condensed consolidated statements of income for the three months ended March 31, 2007 and 2006;

•	Condensed consolidated statements of cash flows for the three months ended March 31, 2007 and 2006; and

•	Notes to condensed consolidated financial statements.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (excluding (a) any information furnished pursuant to Item 2.02 or Item 7.01, (b) exhibits furnished pursuant to Item 9.01 in connection with disclosures made pursuant to Item 2.02 or Item 7.01 and (c) any information furnished pursuant to Item 8.01 solely for purposes of satisfying the requirements of Regulation FD under the Securities Exchange Act of 1934, as amended) as well as proxy statements. These documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attn: Corporate Secretary. Telephone requests may be directed to the Corporate Secretary at (781) 647-3900.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Inverness Medical Innovations, Inc., that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov.

EXPERTS

The consolidated financial statements of our company as of December 31, 2008 and 2009, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in the prospectus constituting a part of this registration statement on Form S-3 have been audited by BDO Seidman, LLP, our independent registered public accounting firm, to the extent and for the periods set forth in its reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Laboratory Specialists of America, Inc. as of December 31, 2009 and for the year then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K filed with the SEC on March 2, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs noting Laboratory Specialists of America, Inc. was a wholly owned subsidiary of Marsh & McLennan Companies, Inc. and was subsequently acquired by Inverness Medical Innovations, Inc. on February 17, 2010), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Free & Clear, Inc. as of December 31, 2008, and for the year then ended, have been audited by Stonefield Josephson, Inc., Free & Clear, Inc.’s independent registered public accounting firm, as set forth in its report incorporated herein by reference, and are incorporated herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The combined statements of assets acquired and liabilities assumed of the Second Territory Business of ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., and ACON Biotech (Hangzhou) Co., Ltd. as of December 31, 2008 and December 31, 2007, and the related statements of revenue and direct expenses for the years ended December 31, 2008 and December 31, 2007, have been incorporated by reference herein in reliance upon the consent of Grant Thornton Zhonghua, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Biosite Incorporated as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, appearing in Biosite’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedule appearing therein), have been audited by Ernst & Young LLP, Biosite Incorporated’s independent registered public accounting firm, as set forth in its report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to this prospectus will be passed upon for us by Foley Hoag llp.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts are estimated):

Registration fee — Securities and Exchange Commission	$	*
Accountants’ fees and expenses		**
Legal fees and expenses		**
Stock exchange listing fees		**
Blue sky fees		**
Rating agency fees		**
Printing expenses		**
Trustee’s fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. We cannot estimate this fee because the amount will be affected by the amount of securities offered.

**	These fees and expenses cannot be estimated at this time because the amounts will be affected by the number of offerings and the securities offered.

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Article V of the by-laws of Inverness Medical Innovations, Inc. (the “Company”) provides that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, trustee, partner, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

The certificate of incorporation and/or by-laws for each of the following subsidiaries of the Company generally provide for similar indemnification terms as those provided in the Company’s by-laws: Alere Health Improvement Company, Alere Health Systems, Inc., Alere NewCo, Inc., Alere NewCo II, Inc., Alere Wellology, Inc., Binax, Inc., Biosite Incorporated, Cholestech Corporation, First Check Diagnostics Corp., Free & Clear, Inc., HemoSense, Inc., Innovacon, Inc., Inverness Medical — Biostar Inc., Inverness Medical Innovations North America, Inc., Inverness Medical International Holding Corp., Ischemia Technologies, Inc., IVC Industries, Inc., Matritech, Inc, New Binax, Inc., New Biosite Incorporated, RMD Networks, Inc., RTL Holdings, Inc., Selfcare Technology, Inc., and Tapestry Medical, Inc.

The by-laws of Ischemia Technologies, Inc. provide that the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, indemnify any and all of its directors from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Delaware General Corporation Law. With respect to an officer, employee or agent who is not a director of the corporation, the corporation, may, as determined by the corporation’s board of directors, indemnify and advance expenses to such person in connection with a proceeding to the fullest extent permitted by, and in accordance with, the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law regarding the unlawful payment of dividends or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to the Delaware General Corporation Law, Article VII of the Company’s certificate of incorporation eliminates a director’s personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

The certificate of incorporation for each of the following subsidiaries of the Company generally provides for similar terms regarding the limitation of liability as those provided in the Company’s certificate of incorporation: Alere Health Improvement Company, Alere Health Systems, Inc., Alere NewCo, Inc., Alere NewCo II, Inc., Alere Wellology, Inc., Binax, Inc., Biosite Incorporated, Cholestech Corporation, First Check Diagnostics Corp., Free & Clear, Inc., HemoSense, Inc., Innovacon, Inc., Inverness Medical — Biostar Inc., Inverness Medical Innovations North America, Inc., Inverness Medical International Holding Corp., Ischemia Technologies, Inc., IVC Industries, Inc., Matritech, Inc., New Binax, Inc., New Biosite Incorporated, RMD Networks, Inc., RTL Holdings, Inc., Selfcare Technology, Inc., and Tapestry Medical, Inc.

Section 145(g) of the Delaware General Corporation Law and Article V of the Company’s by-laws provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by such persons in any such capacity.

The Company has obtained insurance covering directors and officers and those in equivalent positions of the Company and each of the Company’s subsidiaries against losses and insuring the Company and its subsidiaries against certain of their respective obligations to indemnify its directors and officers and those in equivalent positions.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company operating agreement of Alere Health, LLC provides that it shall indemnify each member for any cost, expense or liability suffered or incurred by it as a result of its status as such to the fullest extent permitted by Delaware law.

The limited liability company operating agreement of Alere Women’s and Children’s Health, LLC (“AWCH”) provides that the company shall indemnify the sole member and duly authorized agents of AWCH for all costs, losses, liabilities and damages paid or accrued by the sole member (either as member or as agent) or the duly authorized agent in connection with the business of AWCH to the fullest extent provided or allowed by the laws of the State of Delaware. In addition AWCH may advance costs of defense of any proceeding to the sole member or the duly authorized agent.

The limited liability company operating agreements of each of IM US Holding, LLC, Inverness Medical, LLC, and Wampole Laboratories, LLC provide that each company shall indemnify and hold each of its members and managers harmless from and against all claims and liabilities to which such member or manager may become subject by reason of his being or having been a member or manager, and shall reimburse each such member or manager for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability.

California Corporations

Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

The articles of incorporation of Ameditech Inc. and the by-laws of Applied Biotech, Inc. contain provisions covering indemnification to the maximum extent permitted by the California General Corporation Law.

The articles of incorporation of Alere Medical Incorporated and Redwood Toxicology Laboratory, Inc. each contain provisions allowing for indemnification in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

As permitted by Section 204(a) of the California General Corporation Law, each of the articles of incorporation of Alere Medical Incorporated, Ameditech Inc., Applied Biotech, Inc., and Redwood Toxicology Laboratory, Inc. eliminate a director’s personal liability for monetary damages to the company and its shareholders to the fullest extent permissible under California law.

Florida Corporations

Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel fees (including those for appeal), actually and reasonably incurred by such person in connection therewith. Such person may be entitled to indemnification and advancement of expenses under a company’s articles of incorporation or by-laws, agreement, vote of shareholders or disinterested directors, or otherwise.

The by-laws of Quality Assured Services, Inc. provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

Florida Limited Liability Companies

Section 608.4229 of the Florida Limited Liability Company Act provides that the articles of organization or operating agreement of a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating regulations (limited liability company agreement) of Innovative Mobility, LLC provide that the company shall indemnify each manager or officer of the company from and against loss, damage or expenses incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such manager or officer. The covered person shall not be entitled to indemnification with respect to any claim in which the covered person engaged in fraud, bad faith, gross negligence or malfeasance.

Georgia Corporations

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporations Code (the “GBCC”) set forth provisions pertaining to the indemnification of directors and officers of a corporation. The GBCC provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. In other situations, the GBCC permits the corporation to indemnify its directors and officers against liability for certain, but not all, of such persons’ acts or omissions taken while he or she was a director or officer of the corporation.

The by-laws of Alere Healthcare of Illinois, Inc. provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

As permitted by Section 14-2-202(b)(4) of the GBCC, the articles of incorporation of Alere Healthcare of Illinois, Inc. eliminate a director’s personal liability for monetary damages to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (a) any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) acts or omissions which involve intentional misconduct or a knowing violation of law, (c) the types of liability set forth in Section 14-2-832 of the GBCC regarding unlawful distributions, or (d) any transaction from which the director received an improper personal benefit.

Louisiana Corporations

Section 83A(1) of the Louisiana Business Corporation Law (“LBCL”) permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 83B of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (iii) by the stockholders.

The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representatives; however, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.

Neither the articles of incorporation nor the by-laws of Kroll Laboratory Specialists, Inc. include provision for indemnification.

Massachusetts Corporations

Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if: (1) (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

Section 8.52 of Chapter 156D of the Massachusetts General Laws requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him. Section 8.56 of Chapter 156D of the Massachusetts General Laws allows corporations to indemnify officers to the same or greater extent as directors.

The by-laws of First Check Ecom, Inc. provide that the corporation shall indemnify each person elected or appointed as a director, officer, employee or agent of the corporation (including each person who serves at its request as a director, officer, employee or agent of any other organization in which the corporation has any interest as a stockholder, creditor, or otherwise, or who serves at its request in any capacity with respect to any employee benefit plan) against all expense reasonably incurred or paid by him in connection with the defense or disposition of any actual or threatened claim, action, suit, or proceeding (civil, criminal, or other, including appeals) in which he may be involved as a party or otherwise by reason of his having served in any such capacity, or by reason of any action or omission or alleged action or omission by him while serving in any such capacity; except for expense incurred or paid by him with respect to (i) any matter as to which he shall have been adjudicated in any proceeding not to have acted in the reasonable belief that his action was in the best interests of the corporation, or (ii) any matter as to which he shall agree or be ordered by any court of competent jurisdiction to make payment to the corporation, or (iii) any matter as to which the corporation shall be prohibited by law or by order of any court of competent jurisdiction from indemnifying him.

The by-laws of First Check Ecom, Inc. further provide that the corporation shall pay expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall eventually be adjudicated to be not entitled to the indemnification.

As permitted by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws, the articles of organization of First Check Ecom, Inc. eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit.

New York Corporations

Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation’s request, as officers or directors of another corporation) against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to the laws of New York State, to indemnification as described above.

Neither the certificate of incorporation nor the by-laws of Matria of New York Inc. include provision for indemnification.

North Carolina Corporations

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporations Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify against reasonable expenses a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the corporation’s articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

The bylaws of GeneCare Medical Genetics Center, Inc. provide for the indemnification of its directors and officers by the corporation against (i) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and any appeal therein), and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. The articles of incorporation of GeneCare Medical Genetics Center, Inc. provide for the elimination of the personal liability of each director of the corporation to the fullest extent permitted by the provisions of the North Carolina Business Corporations Act, as the same may from time to time be in effect.

The bylaws of ZyCare, Inc. provide for the indemnification of each of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law. The articles of incorporation of ZyCare, Inc. provide that no director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

Oklahoma Corporations

Under Section 1031 of the Oklahoma General Corporation Act, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed civil or criminal proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, or in defense of any claim, issue, or matter therein, the corporation must indemnify such party against expenses, including attorneys’ fees, actually and reasonably incurred. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any matter as to which the person shall have been adjudged to be liable to the corporation except to the extent that the court determines that, despite the adjudication of liability, in view of all the circumstances the person is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, or in defense of any claim, issue, or matter therein, the corporation must indemnify such party against expenses, including attorneys’ fees, actually and reasonably incurred.

The certificate of incorporation of Laboratory Specialists of America, Inc. provides for the indemnification of directors and officers of the corporation to the fullest extent permitted by the provisions of the Oklahoma General Corporation Act, as the same may from time to time be in effect.

Virginia Corporations

Sections 13.1-697-699 and 13.1-701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer, against liability incurred in the proceeding if he conducted himself in good faith and believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court in certain circumstances, a Virginia corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that the personal benefit was improperly received by him, except that a Virginia corporation may indemnify a director or officer for reasonable expenses incurred in connection with a proceeding by or in the right of the corporation if it is determined that the director or officer met the relevant standard of conduct for indemnification described above. The above-referenced sections of the VSCA also permit a Virginia corporation to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of a final disposition of the proceeding if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct required for indemnification and furnishes a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.

Any such indemnification, in each specific case, may be made only after both (1) a determination has been made by the board of directors by majority vote of disinterested directors, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, or by special legal counsel, or by disinterested shareholders, that indemnification is permissible because the indemnitee has met the applicable standard of conduct for indemnification described above and (2) indemnification has been authorized by the board of directors by such a majority vote, or by a majority of the members of such a committee, or by the board of directors (including directors who are not disinterested directors) if there are fewer than two disinterested directors, or by disinterested shareholders. Directors and officers may also apply for court-ordered indemnification.

Pursuant to Section 13.1-704 of the VSCA, a Virginia corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s articles of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The shareholders of Instant Technologies, Inc. have not adopted any resolution or made any bylaw providing for the indemnity of, or the advancement of expenses to, any director or officer, and the articles of incorporation of Instant Technologies, Inc. do not currently provide for any such indemnification.

The Bylaws of Scientific Testing Laboratories, Inc. require it to indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, or was or is the subject of any claim, by reason of his or her being or having been a director or officer of Scientific Testing Laboratories, Inc., by reason of his or her having served at the request of Scientific Testing Laboratories, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, committee, trust or other enterprise or in any capacity that under U.S. federal law regulating employee benefit plans would or might constitute him or her a fiduciary with respect to any such plan, against expenses, judgments, fines, penalties, awards, costs, amounts paid in settlement and liabilities of all kinds actually and reasonably incurred in connection with, or resulting from, any such action, suit, proceeding or claim, if such individual:

•	acted in good faith and in the manner he or she reasonably believed to be in, or not opposed to, the best interests of Scientific Testing Laboratories, Inc.; and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

However, the Bylaws of Scientific Testing Laboratories, Inc. further provide that no such indemnification will be made in respect of any claim, issue or matters to which such an individual was adjudicated liable to the corporation for willful misconduct or a knowing violation of the criminal law in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity. Any indemnification by Scientific Testing Laboratories, Inc. under the foregoing indemnification provisions of the Bylaws will be made only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the individual seeking indemnification pursuant to such provisions met the applicable standard of conduct for indemnification described in such provisions (i) by the board of directors, by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders entitled to vote on the matter. The Bylaws of Scientific Testing Laboratories, Inc. permit it to advance the expenses, including attorneys’ fees, of any individual entitled to seek indemnification pursuant to the Bylaws as described above in advance of final disposition of an action, suit or proceeding upon receipt an undertaking by, or on behalf of, such individual to repay any amounts advanced unless it is ultimately determined that the individual is entitled to indemnification by the corporation. As required by the VSCA, any individual seeking advancement of expenses from Scientific Testing Laboratories, Inc. must also provide a written statement of his or her good faith belief that he or she has met the standard of conduct required for indemnification. The Bylaws of Scientific Testing Laboratories,

Inc. also authorize it, upon approval of its board of directors, to indemnify its other employees and agents to the same extent provided in its Bylaws for directors and officers.

Except in connection with the provisions of the Bylaws described above, the shareholders of Scientific Testing Laboratories, Inc. have not adopted any resolution providing for the indemnity of, or the advancement of expenses to, any director or officer, and the articles of incorporation of Scientific Testing Laboratories, Inc. do not currently provide for any such indemnification.

Unless limited by a Virginia corporation’s articles of incorporation, similar indemnity with respect to reasonable expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who entirely prevails in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. The articles of incorporation of Instant Technologies, Inc. and Scientific Testing Laboratories, Inc. do not limit indemnification of this type.

Section 13.1-692.1 of the VSCA permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers in any proceeding brought by or in the right of the corporation or on behalf of shareholders of the corporation for money damages, unless the director or officer engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of Instant Technologies, Inc. provide that a director of the corporation shall not be held liable to the corporation or its shareholders for monetary damages due to a breach of fiduciary duty, unless the breach is a result of self-dealing, intentional misconduct, or illegal actions. The articles of incorporation of Scientific Testing Laboratories, Inc. do not contain such a provision.

Washington Corporations

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (“the WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

The amended and restated articles of incorporation of Ostex International, Inc. provide for indemnification of the directors to the fullest extent permitted by Washington law.

As permitted by Section 23B.08.320 of the WBCA, the amended and restated articles of incorporation of Ostex International, Inc. eliminate a director’s liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law, illegal corporate loans or distributions, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Item 16.	Exhibits.

Exhibit No.		Description

*1	.1	Underwriting Agreement
4.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)
4.2		First Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007)
4.3		Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006)
4.4		Second Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4, as amended (File 333-149259))

Exhibit No.	Description

4.5	Second Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008)
4.6	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2001, filed on January 4, 2002)
4.7	Certificate of Elimination of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, event date, May 9, 2008, filed on May 14, 2008)
4.8	Certificate of Designations of Series B Convertible Perpetual Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, event date, May 9, 2008, filed on May 14, 2008)
4.9	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)
4.10	Specimen certificate for shares of common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4, as amended (File No. 333-67392))
Exhibits 4.11 through 4.19 relate to our 9.00% Senior Subordinated Notes due 2016
4.11	Indenture dated as of May 12, 2009 between the Company, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, event date, May 12, 2009, filed on May 12, 2009)
4.12	First Supplemental Indenture to Indenture dated as of May 12, 2009, dated as of May 12, 2009 among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, event date, May 12, 2009, filed on May 12, 2009)
4.13	Second Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantee of Matria of New York, Inc.), dated as of June 9, 2009 among Matria of New York, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form 8-A of Matria of New York, Inc., filed on June 9, 2009)
4.14	Third Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of GeneCare Medical Genetics Center, Inc. and Alere CDM LLC), dated as of August 4, 2009 among GeneCare Medical Genetics Center, Inc., as guarantor, Alere CDM LLC, as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form 8-A of GeneCare Medical Genetics Center, Inc., filed on August 4, 2009)
4.15	Fourth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantee of ZyCare, Inc.), dated as of September 22, 2009 among ZyCare, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form 8-A of ZyCare, Inc., filed on September 24, 2009)
4.16	Fifth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of Free & Clear, Inc. and Tapestry Medical, Inc.), dated as of November 25, 2009 among Free & Clear, Inc., as guarantor, Tapestry Medical, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form 8-A of Free & Clear, Inc., filed on November 25, 2009)
4.17	Sixth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantee of RMD Networks, Inc.) dated as of February 1, 2010 among RMD Networks, Inc., as guarantor, the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form 8-A of RMD Networks, Inc., filed on February 1, 2010)

Exhibit No.	Description

4.18	Seventh Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc.), dated as of March 1, 2010, among Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form 8-A of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., filed on March 2, 2010)
4.19	Eighth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc.), dated as of March 19, 2010, among New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., Alere NewCo II, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form 8-A of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc. and Alere NewCo II, Inc., filed on March 19, 2010)
Exhibits 4.20 through 4.26 relate to our 7.875% Senior Notes due 2016 issued August 2009
4.20	Indenture dated as of August 11, 2009 between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 11, 2009, filed on August 11, 2009)
4.21	First Supplemental Indenture to Indenture dated as of August 11, 2009, dated as of August 11, 2009, among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated August 11, 2009, filed on August 11, 2009)
4.22	Second Supplemental Indenture to Indenture dated of August 11, 2009 (to add the guarantee of ZyCare, Inc.), dated as of September 22, 2009 among ZyCare, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009)
4.23	Fourth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Free & Clear, Inc. and Tapestry Medical, Inc.), dated as of November 25, 2009, among Free & Clear, Inc., as guarantor, Tapestry Medical, Inc., as guarantor, the Company, as Issuer, the other guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.24	Sixth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of RMD Networks, Inc.), dated as of February 1, 2010, among RMD Networks, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.25	Eighth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc.), dated as of March 1, 2010, among Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-4 (file 333-164897))

Exhibit No.		Description

4.26		Tenth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc.), dated as of March 19, 2010, among New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc., as guarantors, the Company as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-4 (File 333-164897))
		Exhibits 4.27 through 4.31 relate to our 7.875% Senior Notes due 2016 issued September 2009
4.27		Third Supplemental Indenture to Indenture dated August 11, 2009, dated as of September 28, 2009, among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 28, 2009, filed on September 28, 2009)
4.28		Fifth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Free & Clear, Inc. and Tapestry Medical, Inc.), dated as of November 25, 2009, among Free & Clear, Inc., as guarantor, Tapestry Medical, Inc., as guarantor, the Company, as Issuer, the other guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.29		Seventh Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of RMD Networks, Inc.), dated as of February 1, 2010, among RMD Networks, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.30		Ninth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc.), dated as of March 1, 2010, among Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.31		Eleventh Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc.), dated as of March 19, 2010, among New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc., as guarantors, the Company as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.32		Form of 9.00% Senior Subordinated Note due 2016 (included in Exhibit 4.12 above)
4.33		Form of 7.875% Senior Note due 2016 (included in Exhibit 4.21 above)
4.34		Form of 7.875% Senior Note due 2016 (included in Exhibit 4.27 above)
*4	.35	Specimen certificate for shares of preferred stock of the Company
**4	.36	Form of Indenture
*4	.37	Form of Note
*4	.38	Form of Warrant Agreement
*4	.39	Form of Warrant Certificate (to be included in Exhibit 4.38)
*4	.40	Form of Deposit Agreement
*4	.41	Form of Depositary Receipt (to be included in Exhibit 4.40)
*4	.42	Form of Stock Purchase Contract
*4	.43	Form of Unit
***5	.1	Opinion of Foley Hoag llp

Exhibit No.		Description

12.1		Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Company’s Registration Statement on Form S-4 (File 333-164897))
12.2		Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends (incorporated by reference to Exhibit 12.2 to the Company’s Registration Statement on Form S-4 (File 333-164897))
***23	.1	Consent of BDO Seidman, LLP
***23	.2	Consent of Ernst & Young LLP
***23	.3	Consent of Grant Thornton Zhonghua
***23	.4	Consent of Stonefield Josephson, Inc.
***23	.5	Consent of Deloitte & Touche LLP
***23	.6	Consent of Foley Hoag llp (included in Exhibit 5.1)
***24	.1	Power of Attorney (included in the signature pages to the initial registration statement or an amendment thereto)
*25	.1	Statement of eligibility of trustee
**25	.2	Statement of Eligibility of U.S. Bank National Association
**25	.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

**	Previously filed.

***	Filed herewith.

Item 17.	Undertakings.

A. Each undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

E. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	*
Ron Zwanziger
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron Zwanziger	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Carol R. Goldberg	Director	March 26, 2010

* Robert P. Khederian	Director	March 26, 2010

* John F. Levy	Director	March 26, 2010

* Jerry McAleer, Ph.D.	Director	March 26, 2010

* David Scott, Ph.D.	Director	March 26, 2010

* Peter Townsend	Director	March 26, 2010

* John A. Quelch	Director	March 26, 2010

Signature	Title	Date

* James Roosevelt, Jr.	Director	March 26, 2010

* Eli Y. Adashi, MD	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

APPLIED BIOTECH, INC.

By:	*
Brian Mitchell
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian Mitchell	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Paul T. Hempel	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE MEDICAL, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S
HEALTH, LLC

By:	/s/ Tom Underwood
Tom Underwood
Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Underwood Tom Underwood	Chief Executive Officer and Manager of Alere Health, LLC and Alere Women’s and Children’s Health, LLC; Chief Executive Officer and Director of Alere Health Improvement Company, Alere Healthcare of Illinois, Inc., Alere Health Systems, Inc., Alere Wellology, Inc. and Alere Medical, Inc. (Principal Executive Officer)	March 26, 2010

Signature	Title	Date

* David A. Teitel	Vice President, Treasurer and Manager of Alere Health, LLC; Vice President, Treasurer and Director of Alere Health System, Inc. and Alere Medical, Inc.; Vice President, Finance and Director of Alere Health Improvement Company, Alere Healthcare of Illinois and Alere Wellology, Inc.; Vice President, Finance and Manager of Alere Women’s and Children’s Health, LLC (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ellen V. Chiniara	Manager of Alere Health, LLC and Alere Women’s and Children’s Health, LLC; Director of Alere Health Improvement Company, Alere Health Systems, Inc., Alere Healthcare of Illinois, Inc., Alere Medical, Inc. and Alere Wellology, Inc.	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

ALERE NEWCO, INC.
ALERE NEWCO II, INC.

By:	/s/ David A. Teitel
David A. Teitel
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Teitel David A. Teitel	President and Director (Principal Executive Officer)	March 26, 2010

/s/ Carla Flakne Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

AMEDITECH INC.

By:	*
Sanjay Malkani
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Sanjay Malkani	President and Director (Principal Executive Officer)	March 26, 2010

* John (Zhiqiang) Wu	Chief Executive Officer, Vice President and Director (Principal Executive Officer)	March 26, 2010

* Jinying Liu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ellen V. Chiniara	Director	March 26, 2010

* David A. Teitel	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

BINAX, INC.

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Paul T. Hempel	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

BIOSITE INCORPORATED

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Jon Russell	Director	March 26, 2010

* Paul T. Hempel	Director	March 26, 2010

* Ellen V. Chiniara	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

CHOLESTECH CORPORATION
HEMOSENSE, INC.
MATRITECH, INC.

By:	*
Peter Scheu
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter Scheu	President and Director of Hemosense, Inc., Cholestech Corporation and Matritech, Inc. (Principal Executive Officer)	March 26, 2010

* John Yonkin	Chief Executive Officer and Director of Hemosense, Inc., Cholestech Corporation and Matritech, Inc. (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Treasurer of Hemosense, Inc.; Vice President, Finance and Chief Financial Officer of Cholestech Corporation; and Vice President, Finance of Matritech, Inc. (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ellen V. Chiniara	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

FIRST CHECK DIAGNOSTICS CORP.

By:	*
Doug Shaffer
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Doug Shaffer	President (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

FIRST CHECK ECOM, INC.

By:	*
Doug Shaffer
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Doug Shaffer	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

FREE & CLEAR, INC.

By:	/s/ Tom Underwood
Tom Underwood
Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Underwood Tom Underwood	President and Director (Principal Executive Officer)	March 26, 2010

/s/ David A. Teitel David A. Teitel	Vice President, Finance, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Ellen V. Chiniara Ellen V. Chiniara	Secretary and Director	March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

GENECARE MEDICAL GENETICS CENTER, INC.

By:	/s/ Tom Underwood
Tom Underwood
Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Underwood Tom Underwood	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ellen V. Chiniara	Secretary and Director	March 26, 2010

* Philip Buchanan	President, Medical Genetics, and Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were include in the signature pages to Post-Effective Amendment No. 1 to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on August 4, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

IM US HOLDINGS, LLC

By:	*
David A. Teitel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Teitel	President and Manager (Principal Executive Officer)	March 26, 2010

* Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ellen V. Chiniara	Manager	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INNOVACON, INC.

By:	*
John Bridgen
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Bridgen	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Sanjay Malkani	Director	March 26, 2010

* John Yonkin	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INNOVATIVE MOBILITY, LLC

By:	*
Daniel J. Delaney
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel J. Delaney	President and Manager (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ellen V. Chiniara	Manager	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INSTANT TECHNOLOGIES, INC.

By:	*
Sanjay Malkani
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Sanjay Malkani	President (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Steve Leisenring	Treasurer and Director	March 26, 2010

* John Bridgen	Director	March 26, 2010

* Ellen V. Chiniara	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INVERNESS MEDICAL, LLC

By:	*
Ron Zwanziger
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron Zwanziger	Chairman, Chief Executive Officer and Manager (Principal Executive Officer)	March 26, 2010

* Doug Shaffer	President, Chief Operating Officer and Manager (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INVERNESS MEDICAL — BIOSTAR INC.

By:	*
John Yonkin
President and General Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President, General Manager and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Paul T. Hempel	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INVERNESS MEDICAL INNOVATIONS NORTH AMERICA, INC.

By:	*
Daniel J. Delaney
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel J. Delaney Daniel J. Delaney	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Doug Shaffer	Treasurer and Director	March 26, 2010

* Ellen V. Chiniara	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.

By:	*
David A. Teitel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Teitel	President and Director (Principal Executive Officer)	March 26, 2010

* Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Paul T. Hempel	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

ISCHEMIA TECHNOLOGIES, INC.

By:	*
David Scott, Ph.D.
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Scott, Ph.D.	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Paul T. Hempel	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

IVC INDUSTRIES, INC.

By:	*
John Yonkin
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Yonkin	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ron Zwanziger	Director	March 26, 2010

* Doug Shaffer	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

LABORATORY SPECIALISTS OF AMERICA, INC.
KROLL LABORATORY SPECIALISTS, INC.
SCIENTIFIC TESTING LABORATORIES, INC.

By:	/s/ Sanjay Malkani
Sanjay Malkani
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Malkani Sanjay Malkani	President and Director of Laboratory Specialists of America, Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc. (Principal Executive Officer)	March 26, 2010

/s/ Carla Flakne Carla Flakne	Treasurer of Laboratory Specialists of America, Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc. (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Steve Leisenring Steve Leisenring	Director of Laboratory Specialists of America, Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc.	March 26, 2010

Signature	Title	Date

/s/ John Peterson John Peterson	Director of Laboratory Specialists of America, Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc.	March 26, 2010

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director Laboratory Specialists of America, Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc.	March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

MATRIA OF NEW YORK, INC.

By:	*
Tom Underwood
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tom Underwood	President and Director (Principal Executive Officer)	March 26, 2010

* Gregg Raybuck	Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

NEW BINAX, INC.

By:	/s/ John Yonkin
John Yonkin
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Yonkin John Yonkin	President (Principal Executive Officer)	March 26, 2010

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Paul T. Hempel Paul T. Hempel	Director	March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

NEW BIOSITE INCORPORATED

By:	/s/ John Yonkin
John Yonkin
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Yonkin John Yonkin	President and Director (Principal Executive Officer)	March 26, 2010

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

OSTEX INTERNATIONAL, INC.

By:	*
Daniel J. Delaney
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel J. Delaney	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Paul T. Hempel	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

QUALITY ASSURED SERVICES, INC.

By:	*
Daniel J. Delaney
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel J. Delaney	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Ellen V. Chiniara	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.

By:	*
John Bridgen
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John Bridgen	President and Director (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Albert Berger	Director	March 26, 2010

* Ellen V. Chiniara	Director	March 26, 2010

* Steve Leisenring	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara
Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

RMD NETWORKS, INC.

By:	/s/ Tom Underwood
Tom Underwood
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Underwood Tom Underwood	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2010

/s/ David A. Teitel David A. Teitel	Vice President, Finance and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Ellen V. Chiniara Ellen V. Chiniara	Assistant Secretary and Director	March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

SELFCARE TECHNOLOGY, INC.

By:	*
Paul T. Hempel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul T. Hempel	President and Director (Principal Executive Officer)	March 26, 2010
* David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010
* Ron Zwanziger	Director	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

TAPESTRY MEDICAL, INC.

By:	/s/ Gerri Schultz
Gerri Schultz
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerri Schultz Gerri Schultz	President and Director (Principal Executive Officer)	March 26, 2010

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Ellen V. Chiniara Ellen V. Chiniara	Secretary and Director	March 26, 2010

/s/ Robert Knorr Robert Knorr	Chief Executive Officer, President, Treasurer and Director	March 26, 2010

/s/ Daniel J. Delaney Daniel J. Delaney	Director	March 26, 2010

/s/ Jon Russell Jon Russell	Director	March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

WAMPOLE LABORATORIES, LLC

By:	*
Daniel J. Delaney
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel J. Delaney	President (Principal Executive Officer)	March 26, 2010

* David A. Teitel	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

* Paul T. Hempel	Manager	March 26, 2010

* John Yonkin	Manager	March 26, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of Inverness Medical Innovations, Inc., which powers of attorney were included in the signature pages to the Registration Statement of Inverness Medical Innovations, Inc. on Form S-3 (File No. 333-158542) filed with the Securities and Exchange Commission on April 10, 2009.

/s/  Jay McNamara

Jay McNamara
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 26, 2010.

ZYCARE, INC.

By:	/s/ Jon Russell
Jon Russell
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Russell Jon Russell	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 26, 2010

/s/ David A. Teitel David A. Teitel	Chief Financial Officer, Treasurer, and Director (Principal Financial Officer and Principal Accounting Officer)	March 26, 2010

/s/ Ellen V. Chiniara Ellen V. Chiniara	Secretary and Director	March 26, 2010

EXHIBIT INDEX

Exhibit No.		Description

*1	.1	Underwriting Agreement
4.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)
4.2		First Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007)
4.3		Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006)
4.4		Second Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4, as amended (File 333-149259))
4.5		Second Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008)
4.6		Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2001, filed on January 4, 2002)
4.7		Certificate of Elimination of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, event date, May 9, 2008, filed on May 14, 2008)
4.8		Certificate of Designations of Series B Convertible Perpetual Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, event date, May 9, 2008, filed on May 14, 2008)
4.9		Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)
4.10		Specimen certificate for shares of common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4, as amended (File No. 333-67392))
Exhibits 4.11 through 4.19 relate to our 9.00% Senior Subordinated Notes due 2016
4.11		Indenture dated as of May 12, 2009 between the Company, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, event date, May 12, 2009, filed on May 12, 2009)
4.12		First Supplemental Indenture to Indenture dated as of May 12, 2009, dated as of May 12, 2009 among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, event date, May 12, 2009, filed on May 12, 2009)
4.13		Second Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantee of Matria of New York, Inc.), dated as of June 9, 2009 among Matria of New York, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form 8-A of Matria of New York, Inc., filed on June 9, 2009)
4.14		Third Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of GeneCare Medical Genetics Center, Inc. and Alere CDM LLC), dated as of August 4, 2009 among GeneCare Medical Genetics Center, Inc., as guarantor, Alere CDM LLC, as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form 8-A of GeneCare Medical Genetics Center, Inc., filed on August 4, 2009)

Exhibit No.	Description

4.15	Fourth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantee of ZyCare, Inc.), dated as of September 22, 2009 among ZyCare, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form 8-A of ZyCare, Inc., filed on September 24, 2009)
4.16	Fifth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of Free & Clear, Inc. and Tapestry Medical, Inc.), dated as of November 25, 2009 among Free & Clear, Inc., as guarantor, Tapestry Medical, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form 8-A of Free & Clear, Inc., filed on November 25, 2009)
4.17	Sixth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantee of RMD Networks, Inc.) dated as of February 1, 2010 among RMD Networks, Inc., as guarantor, the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form 8-A of RMD Networks, Inc., filed on February 1, 2010)
4.18	Seventh Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc.), dated as of March 1, 2010, among Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form 8-A of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., filed on March 2, 2010)
4.19	Eighth Supplemental Indenture to Indenture dated as of May 12, 2009 (to add the guarantees of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc.), dated as of March 19, 2010, among New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., Alere NewCo II, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form 8-A of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc. and Alere NewCo II, Inc., filed on March 19, 2010)
Exhibits 4.20 through 4.26 relate to our 7.875% Senior Notes due 2016 issued August 2009
4.20	Indenture dated as of August 11, 2009 between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 11, 2009, filed on August 11, 2009)
4.21	First Supplemental Indenture to Indenture dated as of August 11, 2009, dated as of August 11, 2009, among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated August 11, 2009, filed on August 11, 2009)
4.22	Second Supplemental Indenture to Indenture dated of August 11, 2009 (to add the guarantee of ZyCare, Inc.), dated as of September 22, 2009 among ZyCare, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009)
4.23	Fourth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Free & Clear, Inc. and Tapestry Medical, Inc.), dated as of November 25, 2009, among Free & Clear, Inc., as guarantor, Tapestry Medical, Inc., as guarantor, the Company, as Issuer, the other guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-4 (File 333-164897))

Exhibit No.		Description

4.24		Sixth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of RMD Networks, Inc.), dated as of February 1, 2010, among RMD Networks, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.25		Eighth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc.), dated as of March 1, 2010, among Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.26		Tenth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc.), dated as of March 19, 2010, among New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc., as guarantors, the Company as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-4 (File 333-164897))
Exhibits 4.27 through 4.31 relate to our 7.875% Senior Notes due 2016 issued September 2009
4.27		Third Supplemental Indenture to Indenture dated August 11, 2009, dated as of September 28, 2009, among the Company, as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 28, 2009, filed on September 28, 2009)
4.28		Fifth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Free & Clear, Inc. and Tapestry Medical, Inc.), dated as of November 25, 2009, among Free & Clear, Inc., as guarantor, Tapestry Medical, Inc., as guarantor, the Company, as Issuer, the other guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.29		Seventh Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of RMD Networks, Inc.), dated as of February 1, 2010, among RMD Networks, Inc., as guarantor, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.30		Ninth Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantees of Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc.), dated as of March 1, 2010, among Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc. and Scientific Testing Laboratories, Inc., as guarantors, the Company, as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.31		Eleventh Supplemental Indenture to Indenture dated as of August 11, 2009 (to add the guarantee of New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc.), dated as of March 19, 2010, among New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc., as guarantors, the Company as issuer, the other guarantor subsidiaries named therein, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-4 (File 333-164897))
4.32		Form of 9.00% Senior Subordinated Note due 2016 (included in Exhibit 4.12 above)
4.33		Form of 7.875% Senior Note due 2016 (included in Exhibit 4.21 above)
4.34		Form of 7.875% Senior Note due 2016 (included in Exhibit 4.27 above)
*4	.35	Specimen certificate for shares of preferred stock of the Company
**4	.36	Form of Indenture

Exhibit No.		Description

*4	.37	Form of Note
*4	.38	Form of Warrant Agreement
*4	.39	Form of Warrant Certificate (to be included in Exhibit 4.38)
*4	.40	Form of Deposit Agreement
*4	.41	Form of Depositary Receipt (to be included in Exhibit 4.40)
*4	.42	Form of Stock Purchase Contract
*4	.43	Form of Unit
***5	.1	Opinion of Foley Hoag llp
12.1		Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Company’s Registration Statement on Form S-4 (File 333-164897))
12.2		Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends (incorporated by reference to Exhibit 12.2 to the Company’s Registration Statement on Form S-4 (File 333-164897))
***23	.1	Consent of BDO Seidman, LLP
***23	.2	Consent of Ernst & Young LLP
***23	.3	Consent of Grant Thornton Zhonghua
***23	.4	Consent of Stonefield Josephson, Inc.
***23	.5	Consent of Deloitte & Touche LLP
***23	.6	Consent of Foley Hoag llp (included in Exhibit 5.1)
***24	.1	Power of Attorney (included in the signature pages to the initial registration statement or an amendment thereto)
*25	.1	Statement of eligibility of trustee
**25	.2	Statement of Eligibility of U.S. Bank National Association
**25	.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

**	Previously filed.

***	Filed herewith.